Exhibit 10.17

CONNORS BROS., L.P.

AMENDED AND RESTATED UNIT OPTION PLAN

EFFECTIVE DATE: July     , 2009

SECTION 1. THE PLAN

1.1 Purpose. The purpose of this Plan is to promote the success of the Partnership and the interests of its partners by attracting, motivating, retaining and rewarding officers, employees, consultants, independent contractors, agents and non-employee directors and/or managers with awards and incentives for high levels of individual performance and improved financial performance of the Partnership. Capitalized terms used herein are defined in Section 15.

1.2 Types of Options. In connection with the adoption of the Plan, the Partnership is issuing Options to acquire Class A Common Units. The Partnership may issue additional Options to acquire Class A Common Units and may issue different types of Options pursuant to this Plan.

1.3 Administration.

(a) This Plan shall be administered by a committee designated by the Board consisting of two or more members or executive officers of the Board or of the Partnership (the “Committee”). In the absence of a Committee, the Board shall administer this Plan.

(b) The Committee shall, subject to the terms of this Plan, select eligible officers, other key employees, consultants, independent contractors, agents and non-employee directors and/or managers for participation in this Plan and shall determine the number of Class A Common Units subject to each Option granted hereunder, the exercise price of such Option, the time and conditions of exercise of such Option and all other terms and conditions of such Option, including, without limitation, the form of the Option Agreement. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application hereof, establish rules and regulations it deems necessary or desirable to the administration of this Plan and may impose, incidental to the grant of an Option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. Notwithstanding the foregoing, in the case of the grant of an Option to an officer, a manager and/or a director who is a member of the Committee, the terms and conditions of such Option shall be subject to approval by the Board. Each Option shall be evidenced by a written instrument (an “Option Agreement”) executed by the Partnership and the Participant setting forth the terms and conditions of such Option.

(c) A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts approved by a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other key employees, consultants, independent contractors, agents and non-employee managers and/or directors of the Partnership, its Subsidiaries, the General Partner and any other entity designated by the Board or the Committee. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Partnership shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5 Class A Common Units Available. An aggregate of 23,133.82 Class A Common Units shall be available for grants of Options under this Plan. To the extent that Class A Common Units subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option, in whole or in part, then such Class A Common Units shall again be available under this Plan. If the Partnership shall: (i) make a distribution on Class A Common Units payable in Class A Common Units, (ii) subdivide the outstanding Class A Common Units into a greater number of Class A Common Units, (iii) combine the outstanding Class A Common Units into a smaller number of Class A Common Units or (iv) issue any units (“New Units”) representing the beneficial ownership of Partnership interests in the Partnership in a reclassification of the Class A Common Units (including any such reclassification in connection with the creation of new classes of partners in the Partnership), then in each such case the number or kinds of Class A Common Units then subject to or available for Option grants under this Plan, and/or the price to be paid for such Class A Common Units, shall be proportionately adjusted to preserve the level of economic benefits intended hereunder in light of such change as determined by the Committee in its reasonable discretion.

SECTION 2. OPTIONS.

2.1 Grants of Options. The Committee may, in its discretion, grant options to purchase Class A Common Units (an “Option”) to such eligible persons as may be selected by the Committee.

2.2 Option Agreement. No Option shall be valid until an Option Agreement relating thereto is executed by the Partnership and the Participant and, upon execution by the Partnership and the Participant and delivery of the Option Agreement to the Partnership, such Option shall be effective as of the effective date set forth in the Option Agreement.

2.3 Terms of Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Class A Common Units and Purchase Price. The number of Class A Common Units subject to an Option and the price to be paid for such Class A Common Units shall be determined by the Committee; provided that (i) in the case of an Option granted to a Participant who is not a Canadian Participant, the purchase price for a Class A Common Unit shall not be less than the Fair Market Value of the Class A Common Units subject to such Option determined as of the Date of Grant, and (ii) in the case of an Option granted to a Canadian Participant, the purchase price for a Class A Common Unit shall be an amount equal to: (A) the Fair Market Value of the Class A Common Units subject to such Option determined as of the Date of Grant, less (B) CDN 0.01. Notwithstanding the foregoing, in the case of Options granted (other than to a Canadian Participant) during the twelve-month period commencing on the effective date of the Plan set forth above, the purchase price per Class A Common Unit shall not be less than the per unit price paid by Centre for a Class A Common Unit upon the Closing (as defined in the Acquisition Agreement).

(b) Option Period and Exercisability. The period during which an Option may be exercised shall be determined by the Committee. The Committee may, in its sole discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an Option or to the exercisability of all or a portion of an Option. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole Class A Common Units.

(c) Method of Exercise. An Option may be exercised (i) by giving written notice to the Partnership specifying the number of whole Class A Common Units to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Partnership’s satisfaction, in its sole discretion) either (A) in cash, (B) if approved by the Committee in its sole discretion, by delivery of previously owned whole Class A Common Units (for which the Participant has good title, free and clear of all liens and encumbrances) having a Fair Market Value determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) if approved by the Committee in its sole discretion, in cash by a broker-dealer acceptable to the Partnership to whom the Participant has submitted an irrevocable notice of exercise, (D) if approved by the Committee in its sole discretion, by delivery of a full recourse promissory note on such terms and conditions as may be approved by the Committee, or (E) if approved by the Committee in its sole discretion, a combination of (A), (B), (C) and (D) and (ii) by executing such documents as the Partnership may reasonably request. Any fraction of a Class A Common Unit which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No certificate, to the extent any Class A Common Units are certificated, representing Class A Common Units shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Partnership’s satisfaction).

2.4 Termination of Employment. Unless otherwise specified in the Option Agreement relating to an Option, if a Participant’s employment, management or directorship of or with the Partnership, any of its Subsidiaries and/or the General Partner terminates for any reason, each Option held by such Participant shall be exercisable only to the extent that such Option is exercisable on the effective date of such Participant’s termination of employment, management or directorship, as the case may be, and may thereafter be exercised by such Participant (or such Participant’s legal representative or similar person) until and including the earlier to occur of (a) the date which is set forth in the Option Agreement relating to such Option’s expiration after the effective date of such Participant’s termination of employment, management or directorship, as the case may be, and (b) the Expiration Date of such Option.

2.5 Acceleration. In the sole discretion of the Committee, the terms of an Option Agreement may provide that, in the event of the occurrence of an Acceleration Event, the vesting of some or all of a Participant’s outstanding Options shall, immediately upon the occurrence of such Acceleration Event or at such other time specified in the Option Agreement, be accelerated, in part or in full. Further, the Committee may, at any time, accelerate the vesting of any Option issued hereunder, in part or in full.

2.6 Non-Transferability. Each Option is subject to restrictions on transfer as set forth in the Option Agreement relating to such Option.

SECTION 3. EFFECTIVE DATE AND TERM OF PLAN. This Plan was originally effective as of November 18, 2008 and was approved by the General Partner of the Partnership, as the general partner of the Partnership. Notwithstanding the foregoing, this Plan was not effective in the State of Maryland until March 15, 2009, accordingly, no Options were granted under this Plan to residents of the State of Maryland until after such date. This Plan shall terminate when Class A Common Units are no longer available for the grant of Options, unless terminated earlier by the Committee. Termination of this Plan shall not affect the terms or conditions of any Option granted prior to termination.

SECTION 4. AMENDMENTS. The Committee may amend this Plan as it shall deem advisable, subject to any requirement of partner approval required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act and Sections 162(m) and 280G of the Internal Revenue Code of 1986, as amended (the “Code”). No amendment may impair the rights of a Participant under an outstanding Option Agreement without the consent of such Participant.

SECTION 5. ADJUSTMENT.

5.1 In the event of any extraordinary distribution to holders of Class A Common Units other than an ordinary cash dividend (or tax distribution), as determined by the Committee in its reasonable discretion, the Committee shall make appropriate adjustment (x) to the number and kind of Class A Common Units (or New Units) subject to the Option and/or (y) to the Unit Option Price to be paid for such Class A Common Units subject to the Option to preserve the level of economic benefits intended hereunder in light of such event, as determined by the Committee in exercise of its reasonable discretion; provided, however that such adjustment shall only be made if the Committee reasonably determines that such adjustment would be permissible under Section 409A of the Code. Such adjustment(s) shall be made successively whenever any event listed in this Section 5.1 shall occur.

5.2 If, as a result of an adjustment made pursuant to Section 5.1, the Holder shall become entitled to receive any New Units, thereafter the number of such New Units so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Units in Section 5.1.

SECTION 6. TAX WITHHOLDING. The Partnership shall have the right to require, prior to the issuance or delivery of any Class A Common Units or any other deemed or actual payment pursuant to this Plan or any Option Agreement, payment by the Participant of any Federal, state, provincial, local or other taxes which may be required to be withheld or paid in connection with an Option hereunder. Regardless of the terms of any Option Agreement, (i) if approved by the Committee in its sole discretion, the Partnership may withhold whole Class A Common Units which would otherwise be delivered upon exercise of the Option having an aggregate Fair Market Value determined as of the date an obligation to withhold or pay taxes arises in connection with the Option (the “Tax Date”) in the amount necessary to satisfy any such obligation or (ii) the Participant may satisfy any such obligation by any of the following means: (A) a cash payment to the Partnership, (B) if approved by the Committee in its sole discretion and subject to applicable law, delivery to the Partnership of previously owned whole Class A Common Units, for which the Participant has good title, free and clear of all liens and encumbrances, having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) if approved by the Committee in its sole discretion, authorizing the Partnership to withhold whole Class A Common Units which would otherwise be delivered upon exercise of the Option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) if approved by the Committee in its sole discretion, a cash payment by a broker-dealer acceptable to the Partnership to whom the Participant has submitted an irrevocable notice of exercise or (E) if approved by the Committee in its sole discretion, any combination of (A), (B), (C) and (D). Any fraction of a Class A Common Unit which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

SECTION 7. RESTRICTIONS ON CLASS A COMMON UNITS. Each Option granted hereunder shall be subject to the requirement that if at any time the Partnership determines that the listing, registration or qualification of the Class A Common Units subject to such Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Class A Common Units thereunder, such Class A Common Units shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Partnership. The Partnership may require that certificates (if any) evidencing Class A Common Units delivered pursuant to any Option hereunder to bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder or such other applicable law, rules or regulations, including, without limitation, Canadian securities law.

SECTION 8. NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any Option granted hereunder shall confer upon any person any right to continued employment by or service with the Partnership, any of its Subsidiaries or the General Partner or affect in any manner the right of the Partnership, any of its Subsidiaries or the General Partner to terminate the employment or service of any person at any time without liability hereunder.

SECTION 9. HOLDER NOT A PARTNER. An Option does not confer upon the holder thereof any right to vote or to consent as a partner of the Partnership, as such, in respect of any matters whatsoever, or any other rights or liabilities as a partner, prior to the exercise thereof as provided in the applicable Option Agreement.

SECTION 10. DESIGNATION OF BENEFICIARY. If permitted by the Partnership, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Option hereunder held by such Participant, to the extent exercisable, may be exercised by such Participant’s executor, administrator, legal representative or similar person.

SECTION 11. SEVERABILITY. Should any part of this Plan for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Plan had not contained the invalid portion thereof eliminated, and it is hereby declared the intention of the Partnership that it would have approved and accepted the remaining portion of this Plan without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 12. INDEX AND CAPTIONS. The index and the descriptive headings of the various sections of this Plan are for convenience only and shall not affect the meaning or construction of the provisions hereof.

SECTION 13. GOVERNING LAW AND JURISDICTION.

(a) THIS PLAN, EACH OPTION HEREUNDER AND THE RELATED OPTION AGREEMENT, AND ALL DETERMINATIONS MADE AND ACTIONS TAKEN PURSUANT THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

(b) EACH PARTICIPANT HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF DELAWARE AND THE RULES OF ITS COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF IN RESPECT OF OR IN CONNECTION WITH THE PLAN OR ANY OPTION AGREEMENT GRANTED HEREUNDER. EACH PARTICIPANT FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN THE SIGNATURE LINE OF THE APPLICABLE OPTION AGREEMENT GRANTED HEREUNDER TO RECEIVE NOTICES ON ITS BEHALF AND AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION BEFORE ANY BODY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN THE NOTICE SECTION OF THE APPLICABLE OPTION AGREEMENT GRANTED HEREUNDER; PROVIDED THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF THE SERVICE OF SUCH PROCESS. IF ANY AGENT SO APPOINTED REFUSES TO ACCEPT SERVICE, THE DESIGNATING PARTY HEREBY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT IN THE APPLICABLE JURISDICTION MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN THE APPLICABLE OPTION AGREEMENT GRANTED HEREUNDER. EACH PARTY TO THE OPTION AGREEMENT HEREBY ACKNOWLEDGES THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

SECTION 14. INDEPENDENT CONTRACTORS. With respect to any Participant who is an independent contractor, manager, director or consultant as of the Date of Grant, all references to employment in the Plan or in any Option Agreement shall be deemed a reference to provision of services.

SECTION 15. DEFINITIONS.

As used herein and in any Option Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Acceleration Event” means a reorganization, merger, consolidation, sale or other transaction, in each event which results in a disposition of all or substantially all of the assets of or common equity interests in the Partnership; provided that, notwithstanding the foregoing, any reorganization or similar event effected to facilitate a refinancing or a public issuance of debt or equity securities shall not be deemed to be an “Acceleration Event.”

“Acquisition Agreement” means the Business Acquisition Agreement, dated as of September 25, 2008, and the Amending Agreement thereto, dated as of October 15, 2008 between Connors Bros. Income Fund, Connors Commercial Trust, Connors Bros., Limited, Clover Leaf Seafoods, L.P., Connors CL GP Limited, CL GP Bumble Bee Inc., BBCL Holdings L.P., and 3231021 Nova Scotia Company (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Board” means the board of directors, or other governing body, of CP V CB GP, LLC, a Delaware limited liability company or, in the absence of such a body, the board of directors or other governing body of the Partnership or, in the absence of any of the foregoing, the Partnership or any successor entity.

“Canadian Participant” means a Participant who is resident in Canada for the purposes of the Income Tax Act (Canada).

“Cause” means (a) if the Participant is party to an employment agreement with the General Partner, the Partnership or any of their respective Subsidiaries, “Cause” as defined therein or (b) in the event there is no such employment agreement, then “Cause” as used in this Plan means (i) the Participant’s commission of a felony or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement or theft; (ii) the Participant’s engaging in any activity that is harmful (including, without limitation, alcoholic or other self-induced affliction), in a material respect, to the General Partner, the Partnership or any of their respective Subsidiaries, monetarily or otherwise, as determined by a majority of the Committee; (iii) the Participant’s material malfeasance (including without limitation, any intentional act of fraud or theft or the intentional misrepresentation of any material financial or other operating results of the General Partner, the Partnership or any of their respective Subsidiaries) in connection with the performance of his or her duties to the General Partner, the Partnership or any of their respective Subsidiaries; (iv) the Participant’s misconduct or gross negligence in connection with the performance of his or her duties to the General Partner, the Partnership or any of their respective Subsidiaries; (v) the Participant’s significant violation of any statutory or common law duty of loyalty to the General Partner, the Partnership or any of their respective Subsidiaries; (vi) the Participant’s material breach of (x) the terms and conditions of the Participant’s employment, (y) any restrictive covenant provision, including without limitation, any applicable non-competition, non-solicitation, standstill, non-disparagement or confidentiality provision, of any agreement between the Participant and the General Partner, the Partnership, or any of their respective Subsidiaries, or (z) a material policy of the General Partner, the Partnership or any of their respective Subsidiaries (including without limitation, disclosure or misuse of any confidential or competitively sensitive information or trade secrets of the General

Partner, the Partnership or any of their respective Subsidiaries); or (vii) the Participant’s refusal or failure to carry out directives or instructions of the Participant’s supervisor, the Partnership’s Chief Executive Officer or the Board (or its designee), as applicable, that are consistent with the scope and nature of the Participant’s employment, in the case of clause (iv), (vi) or (vii) above, only if such breach or failure continues for more than 10 days following written notice from the Partnership describing such breach or failure; provided, however, that the Participant shall be entitled to no more than one opportunity to cure with respect to clauses (iv), (vi) and (vii).

“Centre” means Centre Capital Investors V, L.P.

“Class A Common Unit” has the meaning set forth in the Partnership Agreement.

“Committee” has the meaning set forth in Section 1.3(a) hereof.

“Date of Grant” means the date of grant of an Option as specified on the first page of an Option Agreement.

“Disability” means, (a) if the Participant is party to an employment agreement with the Partnership, any of its Subsidiaries or the General Partner, “Disability” as defined therein or (b) in the event there is no such employment agreement, then “Disability” as used in this Plan means that the Participant has been unable, for 90 consecutive days, or for periods aggregating 135 business days in any period of twelve months, to perform the Participant’s duties of employment with the Partnership, any of its Subsidiaries or the General Partner, as a result of physical or mental impairment, illness or injury, as determined in good faith by the Committee.

“EBITDA” means, with respect to any fiscal period, the Company’s (as such term is used in the Senior Revolving Credit Agreement dated November 18, 2008, by and among 3231021 Nova Scotia Company, Bumble Bee Foods, LLC Wells Fargo Foothill, LLC, Wells Fargo Canada ULC and the lenders that are signatories thereto, as in effect as of such date without regard to any subsequent amendments (the “Credit Agreement”)) combined net earnings (or loss), minus, to the extent increasing net income and without duplication, extraordinary gains and interest income, plus, to the extent reducing net income and without duplication, Non-Cash Charges (as defined in the Credit Agreement), interest expense, federal, state, local, and foreign income tax expense and, without duplication, distributions made pursuant to Section 6.9(a), (c), (d), (f) and (g) of the Credit Agreement, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.

“Expiration Date” has the meaning set forth in the applicable Option Agreement.

“Fair Market Value” means the fair market value based upon an arm’s-length sale between a willing buyer and a willing seller, as determined in the sole discretion of the Committee; provided, however, that, for purposes of determining the exercise price of an Option on the Date of Grant, in no event shall the Fair Market Value per Class A Common Unit be less than its “fair market value,” as determined for purposes of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder (including, without limitation, Treasury Regulation Section 1.409A-1(b)(5)(iv)).

“General Partner” means CP V CB GP, LLC, a Delaware limited liability company, and any successor entity.

“New Units” has the meaning set forth in Section 1.5 hereof.

“Option” has the meaning set forth in Section 2.1 hereof.

“Option Agreement” has the meaning set forth in Section 1.3(b) hereof.

“Participant” means the holder of any outstanding Option granted pursuant to the Plan.

“Partnership” means Connors Bros., L.P., a Delaware limited partnership, and any successor entity.

“Partnership Agreement” means the Limited Partnership Agreement of the Partnership, dated as of November 18, 2008, as it may be amended, amended and restated, supplemented, or otherwise modified from time to time.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

“Plan” means the Connors Bros., L.P. Amended and Restated Unit Option Plan, as it may hereafter be amended, amended and restated, supplemented, or otherwise modified from time to time.

“Qualified Public Offering” means a public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act solely pertaining to an issuance of shares of common stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) pursuant to an effective registration statement under the Securities Act and which results in gross proceeds of at least $50,000,000, and following which at least 20% of the common stock of such resulting entity is traded on the New York Stock Exchange, the American Stock Exchange or the Toronto Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System; provided, that the Committee may reduce such thresholds in its sole discretion.

“Subsidiary” means, with respect to any Person, any other Person in which such Person has a direct or indirect equity ownership interest in excess of 50%.

“Tax Date” has the meaning set forth in Section 6 hereof.

“Termination” means, with respect to any Participant who is an employee, manager or director of the Partnership, any of its Subsidiaries or the General Partner, the termination by such Participant or by the Partnership, any of its Subsidiaries or the General Partner of such Participant’s employment, management or directorship with the Partnership, any of its Subsidiaries or the General Partner following which the Participant does not continue to be employed by the Partnership or any of its Subsidiaries or provide service to the General Partner as a director or manager of the General Partner. If a Subsidiary ceases to qualify as such, such event shall be a Termination of each Participant employed by that Subsidiary that does not continue following such event as an employee of the Partnership or another of its Subsidiaries.

“Termination for Good Reason” means (a) if the Participant is party to an employment agreement with the General Partner, the Partnership, or any of their respective Subsidiaries, a Termination for “Good Reason” as defined therein or (b) in the event there is no such employment agreement, then “Good Reason” as used in this Plan means (i) a material reduction by the General Partner, the Partnership or any of their respective Subsidiaries, as the case may be, in the Participant’s base salary, unless such reduction is rescinded within 15 days after the date of receipt by the Committee from the Participant of a written notice referring to a termination for Good Reason and describing such reduction; or (ii) a material diminution of the Participant’s responsibilities or duties relative to other similarly situated employees of the General Partner, the Partnership or any of their respective Subsidiaries, as the case may be, which diminution is not rescinded within 15 days after the date of receipt by the Partnership from the Participant of a written notice referring to a termination for Good Reason and describing such diminution.

“Voluntary Termination” means, with respect to any Participant who is an employee, manager or director of the Partnership, any of its Subsidiaries or the General Partner, the termination by such Participant of such Participant’s employment by the Partnership or any of its Subsidiaries or the termination of service to the General Partner as a director or manager of the General Partner, other than a Termination for Good Reason.

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